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                                                                  EXHIBIT 10.5



                             DUCOMMUN INCORPORATED

                             STOCK OPTION AGREEMENT



This stock option agreement ("Option") is made as of ______ (the "Effective Date"), between DUCOMMUN INCORPORATED, a Delaware corporation (the "Corporation"), and ____________ ("Option Holder").


                                R E C I T A L S

This Option is being granted pursuant to the 1994 Stock Incentive Plan (the "Plan"). This Option is intended to qualify as an incentive stock option ("Incentive Stock Option") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This Option expires on
__________________ (the "Expiration Date").


                              A G R E E M E N T S

           1.  Grant.   The Corporation hereby grants to the Option Holder the
right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____ shares of the Common Stock at the purchase price of $______ per share, being 100% of the fair market value of the Common Stock on the date the option is granted, exercisable from time to time in accordance with the provisions of this Agreement until the close of business on the Expiration Date.

           2.  Definitions.   Unless the context clearly indicates otherwise,
and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this stock option agreement, shall have the meanings set forth in this Section 2.

               "Common Stock" shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7 of this stock option agreement.

               "Subsidiary" shall have the meaning ascribed to that term under
         Section 424(f) of the Code, and which is designated by the Committee for participation in the Plan by the key employees thereof.

               "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.


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                 3.       Conditions to Exercise.   The Option Holder may not
purchase any shares by exercise of this option unless the Option Holder shall have remained in the employ of the Corporation and/or a Subsidiary until at least ________________. On and after _______________, the Option Holder may purchase, by exercise of this option, an aggregate of not more than one-fourth of the total number of shares subject to this option. On and after ______________, the Option Holder may purchase, by exercise of this option, an additional one-fourth of such total number of shares. On and after _____________, the Option Holder may purchase, by exercise of this option, an additional one-fourth of such total number of shares. On and after ________________, until this option expires, the Option Holder may purchase, by exercise of this option, all or any part of the shares subject to this option. Provided, however, that until this option expires, the Option Holder may purchase, by exercise of this option, all or any part of the shares subject to this option at any time after a "Change in Control" of the Corporation has occurred. For purposes of this stock option agreement, a "Change in Control" of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed conclusively to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Corporation, (ii) the shareholders of the corporation approve that the Corporation be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Corporation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the shareholders of the Corporation approve that the Corporation sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary, (iv) a person, as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation, or (vi) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. A sale or other change in control of any Subsidiary of the Corporation by which the Option Holder is employed shall not be deemed a Change in Control of the Corporation for purposes of this Agreement.





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           4.  Exercise by the Option Holder.   This Option may be exercised
solely by the Option Holder, except as provided in Section 5 below in the event of the Option Holder's death.

           5.  Termination.   This Option shall terminate if and when the
Option Holder shall cease to be an employee of the Corporation or a Subsidiary, except as follows:

               (a) Death or Permanent Disability. If the Option Holder dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Corporation or a Subsidiary, or while this Option was exercisable by him in accordance with paragraph (b) below after his retirement or the termination of his employment other than for cause, this Option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this Option at the time of such death or permanent disability) at any time (i) prior to the Expiration Date, in the event the Expiration Date is not more than one year from the date of death, or (ii) within such one year, in the event that the Expiration Date is more than one year from such date of death;

               (b)   Retirement or Other Termination.   If the Option Holder
         retires or if his employment with the Corporation or a Subsidiary is terminated for any reason other than by death or permanent disability, this Option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this Option on the date of his retirement or the date on which his employment was terminated) at any time (i) prior to the Expiration Date in the event the Expiration Date is not more than three months from the date of such retirement or termination, or (ii) within such three-month period, in the event that the Expiration Date is more than three months from the date of such retirement or termination of employment; provided, however, that if the Option Holder is dismissed for cause, of which the Committee shall be the sole judge, this Option shall terminate forthwith.

The Committee may determine that, for the purpose of the Plan, the Option Holder while on a leave of absence will be considered as still in the employ of the Corporation or a Subsidiary, provided that if any such leave of absence exceeds 90 days and the Option Holder's right to reemployment is not guaranteed either by statute or express written contract, such Option Holder shall cease to be an employee of the Corporation or a Subsidiary on the 91st day of such leave, and provided that this Option shall be exercisable during a leave of absence only as to the number of shares as to which it was exercisable at the commencement of such leave of absence.

           6. Method of Exercise. A person electing to exercise this Option shall deliver to the Secretary of the Corporation prior to the Expiration Date a written notice of such election and of the number of shares such person has elected to purchase and shall at the time of exercise tender the full purchase price of the shares such person has elected to purchase.





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           7.  Adjustments

               (a) If the outstanding shares of Common Stock of the Corporation are increased, decreased, or converted into or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Corporation shall spin-off or otherwise distribute assets with respect to the out-standing shares of Common Stock of the Corporation, an appropriate and proportionate adjustment may be made in the discretion of the Committee, in (i) the number and kind of shares subject to this Option, and (ii) the exercise price for each share under this Option, without any change in the aggregate purchase price or value applicable to the unexercised portion hereof.

               (b) In the event of the dissolution or liquidation of the Corporation, or upon any merger, consolidation or reorganization of the Corporation with any other corporations or entities as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation or the acquisition of more than 80% of the stock of the Corporation by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Plan, as if the Option Holder had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.

               (c) Notwithstanding anything to the contrary herein, no adjustment shall be made under subsections (a) or (b) of this Section 7 without the prior written consent of the Option Holder to the extent such adjustment would result in this Option being treated as other than an Incentive Stock Option.

           8.  No Right to Continued Employment.   Nothing in the Plan, in this
Option or in any other instrument executed pursuant thereto shall confer upon the Option Holder any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Option Holder with or without cause.

           9.  Legal Requirements.   No shares issuable upon the exercise of
this Option shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such





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matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.

         10.   No Rights as a Shareholder.   Neither the Option Holder nor any
beneficiary or other person claiming under or through the Option Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.

         11.   Withholding.   The Corporation or any Subsidiary of the
Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this Option and the transactions contemplated hereby, and the Corporation or any such Subsidiary may require the Option Holder or other person exercising this Option to pay to the Corporation or such Subsidiary in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any exercise of this Option or any other transaction contemplated hereby as a condition to the exercise of this Option and issuance of shares of the Common Stock.

         12.   No Assignments.   Neither this Option nor any other rights and
privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, other than by will or by operation of laws of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any other right or privilege granted hereby contrary to the provisions hereof, this Option and all of such rights and privileges shall immediately become null and void.

         13.   Other Programs.   Nothing contained in this Option shall affect
the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.

         14.   The Plan.   The Option hereby granted is subject to, and the
Corporation and Option Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Option Holder's rights under this Option. Option Holder acknowledges receipt of a complete copy of the Plan.

         15.   Consideration.   The consideration for the rights and benefits
conferred on Option Holder by this Option are the services rendered by the Option Holder after and not before the grant of this Option.

         16.   Applicable Law.   This Option has been granted as of the
effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.





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DUCOMMUN INCORPORATED



By: ____________________________________
               CEO and President



By: ____________________________________
                   Secretary



                                            ____________________________________
                                                            Option Holder


By his or her signature, the spouse of the Option Holder hereby agrees to be bound by all the terms and conditions of this written stock option agreement.



                                            ____________________________________
                                                         Spouse of Option Holder





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